Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2021 Third Quarter Results
Richmond, VA, October 28, 2021 - Kinsale Capital Group, Inc. (Nasdaq: KNSL) reported net income of $36.6 million, $1.59 per diluted share, for the third quarter of 2021 compared to $14.9 million, $0.65 per diluted share, for the third quarter of 2020. Net income included after-tax catastrophe losses of $4.6 million in the third quarter of 2021 and $13.2 million in the third quarter of 2020. Net income was $104.3 million, $4.53 per diluted share, for the first nine months of 2021 compared to $50.2 million, $2.21 per diluted share, for the first nine months of 2020. After-tax catastrophe losses were $6.9 million for the first nine months of 2021 and $13.5 million for the first nine months of 2020.
Net operating earnings(1) were $36.7 million, $1.59 per diluted share, for the third quarter of 2021 compared to $9.6 million, $0.42 per diluted share, for the third quarter of 2020. Net operating earnings(1) were $91.7 million, $3.98 per diluted share, for the first nine months of 2021 compared to $46.0 million, $2.02 per diluted share, for the first nine months of 2020.
Highlights for the quarter included:
•Net income increased by 146.0% compared to the third quarter of 2020
•Net operating earnings(1) of $36.7 million increased by 281.9% compared to the third quarter of 2020
•36.5% growth in gross written premiums to $197.6 million compared to the third quarter of 2020
•15.5% increase in net investment income to $8.1 million compared to the third quarter of 2020
•Underwriting income(2) of $38.1 million in the third quarter of 2021, resulting in a combined ratio of 75.7%
•19.8% annualized operating return on equity(4) for the nine months ended September 30, 2021

“Third quarter premium growth and profitability were both favorable. In particular, our quarterly combined ratio of 75.7% reflects the margin expansion resulting from several years of robust rate increases as well as our disciplined underwriting and low cost model. Looking ahead, we remain optimistic about overall market conditions as well as our ability to deliver strong returns and expand our market share over the long term,” said President and Chief Executive Officer, Michael P. Kehoe.

Results of Operations
Underwriting Results
Gross written premiums were $197.6 million for the third quarter of 2021 compared to $144.8 million for the third quarter of 2020, an increase of 36.5%. Gross written premiums were $560.6 million for the first nine months of 2021 compared to $402.9 million for the first nine months of 2020, an increase of 39.1%. Growth in gross written premiums during the third quarter and first nine months of 2021 over the same periods last year was driven by higher submission activity from brokers and rate increases on bound accounts.
Underwriting income(2) was $38.1 million, resulting in a combined ratio of 75.7%, for the third quarter of 2021, compared to $2.9 million and a combined ratio of 97.3% for the same period last year. The increase in underwriting income(2) quarter over quarter, was due to a combination of factors including premium growth and continued rate increases from a strong underwriting environment, lower catastrophe activity and higher net favorable development of loss reserves from prior accident years. Loss and expense ratios were 55.7% and 20.0%, respectively, for the third quarter of 2021 compared to 76.1% and 21.2% for the third quarter of

2020. Results for the third quarters of 2021 and 2020 included net favorable development of loss reserves from prior accident years of $9.2 million, or 5.9 points, and $3.0 million, or 2.8 points, respectively. The loss ratio for the third quarter of 2021 included 3.8 points of net incurred losses related to catastrophes, primarily from Hurricane Ida. The loss ratio for the third quarter of 2020 included 15.4 points of net incurred losses related to catastrophes, primarily related to Hurricanes Laura and Sally, and the California wildfires.
Underwriting income(2) was $91.4 million, resulting in a combined ratio of 78.1%, for the first nine months of 2021, compared to $33.0 million and a combined ratio of 88.8% for the same period last year. The increase in underwriting income(2) for the first nine months of 2021 compared to the prior year period was primarily due to premium growth and continued rate increases, higher net favorable development of loss reserves from prior accident years and lower catastrophe activity. Loss and expense ratios were 56.7% and 21.4%, respectively, for the first nine months of 2021 compared to 65.9% and 22.9% for the first nine months of 2020. Results for the first nine months of 2021 and 2020 included net favorable development of loss reserves from prior accident years of $25.4 million, or 6.1 points, and $9.6 million, or 3.3 points, respectively. The loss ratio for the nine months ended September 30, 2021 included 2.1 points of net incurred losses related to catastrophes compared to 5.8 points for the same period last year. The catastrophe activity in first nine months of 2021 primarily related to Hurricane Ida and winter storms Uri and Viola in Texas. Catastrophe activity in first nine months of 2020 primarily related to Hurricanes Laura and Sally and the California wildfires.
Summary of Operating Results
The Company’s operating results for the three and nine months ended September 30, 2021 and 2020 are summarized as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	($ in thousands)
Gross written premiums	$197,616	$144,777	$560,553	$402,904
Ceded written premiums	(26,939)	(22,529)	(77,825)	(54,996)
Net written premiums	$170,677	$122,248	$482,728	$347,908

Net earned premiums	$156,871	$108,244	$417,612	$294,962
Losses and loss adjustment expenses	87,352	82,431	236,727	194,468
Underwriting, acquisition and insurance expenses	31,465	22,927	89,490	67,471
Underwriting income(2)	$38,054	$2,886	$91,395	$33,023

Loss ratio	55.7%	76.1%	56.7%	65.9%
Expense ratio	20.0%	21.2%	21.4%	22.9%
Combined ratio	75.7%	97.3%	78.1%	88.8%

Annualized return on equity(3)	22.7%	12.0%	22.5%	14.3%
Annualized operating return on equity(4)	22.8%	7.8%	19.8%	13.0%
(1)     Net operating earnings is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(2)    Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(3)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(4)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30, 2021		Three Months Ended September 30, 2020
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$90,675	57.8%	$68,764	63.5%
Current accident year - catastrophe losses	5,882	3.8%	16,670	15.4%
Effect of prior accident year development	(9,205)	(5.9)%	(3,003)	(2.8)%
Total	$87,352	55.7%	$82,431	76.1%

	Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2020
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$253,348	60.7%	$186,965	63.4%
Current accident year - catastrophe losses	8,792	2.1%	17,131	5.8%
Effect of prior accident year development	(25,413)	(6.1)%	(9,628)	(3.3)%
Total	$236,727	56.7%	$194,468	65.9%

Investment Results
Net investment income was $8.1 million in the third quarter of 2021 compared to $7.0 million in the third quarter of 2020, an increase of 15.5%. Net investment income was $22.5 million in the first nine months of 2021 compared to $19.6 million in the first nine months of 2020, an increase of 14.5%. These increases were primarily due to growth in the Company's investment portfolio generated from the investment of positive operating cash flow since September 30, 2020 and proceeds from the Company's equity offering in the third quarter of 2020. The Company’s investment portfolio, excluding cash and cash equivalents, had an annualized gross investment return(5) of 2.5% for the first nine months of 2021 compared to 3.0% for the first nine months of 2020. Funds are generally invested conservatively in high quality securities, including government agency, asset- and mortgage-backed securities, and municipal and corporate bonds with an average credit quality of "AA-." The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.4 years and 4.3 years at September 30, 2021 and December 31, 2020, respectively. Cash and invested assets totaled $1.6 billion at September 30, 2021 compared to $1.3 billion at December 31, 2020.
(5)    Gross investment return is investment income from fixed-maturity and equity securities, before any deductions for fees and expenses, expressed as a percentage of the average beginning and ending book value of those investments during the period.

Other
Total comprehensive income was $88.2 million for the first nine months of 2021 compared to $74.6 million for the first nine months of 2020. The increase was due to higher net income offset in part by a decrease in the fair values of the Company's fixed-maturity investments, resulting from a higher interest rate environment.

The effective tax rates for the nine months ended September 30, 2021 and 2020 were 18.9% and 12.8%, respectively. In the first nine months of 2021 and 2020, the effective tax rates were lower than the federal statutory rate of 21% primarily due to the tax benefits from stock-based compensation and tax-exempt investment income.
Stockholders' equity was $659.2 million at September 30, 2021, compared to $576.2 million at December 31, 2020. Annualized operating return on equity(4) was 19.8% for the first nine months of 2021, an increase from 13.0% for the first nine months of 2020, which was attributable primarily to growth in the business from continuing favorable market conditions and rate increases and higher net favorable development of loss reserves from prior accident years.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of the change in the fair value of equity securities, after taxes, and net realized investment gains and losses, after taxes. Management believes the exclusion of these items provides a more useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.
For the three and nine months ended September 30, 2021 and 2020, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	($ in thousands, except per share data)
Net operating earnings:
Net income	$36,625	$14,890	$104,339	$50,238
Change in the fair value of equity securities, after taxes	799	(4,764)	(10,779)	(2,930)
Net realized investment gains, after taxes	(707)	(511)	(1,894)	(1,324)
Net operating earnings	$36,717	$9,615	$91,666	$45,984

Diluted operating earnings per share:
Diluted earnings per share	$1.59	$0.65	$4.53	$2.21
Change in the fair value of equity securities, after taxes, per share	0.03	(0.21)	(0.47)	(0.13)
Net realized investment gains, after taxes, per share	(0.03)	(0.02)	(0.08)	(0.06)
Diluted operating earnings per share(1)	$1.59	$0.42	$3.98	$2.02

Operating return on equity:
Average stockholders' equity(2)	$644,401	$495,123	$617,702	$470,006
Annualized return on equity(3)	22.7%	12.0%	22.5%	14.3%
Annualized operating return on equity(4)	22.8%	7.8%	19.8%	13.0%
(1)     Diluted operating earnings per share may not add due to rounding.

(2)    Computed by adding the total stockholders' equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.
(3)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(4)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
Underwriting Income
Underwriting income is defined as net income excluding net investment income, the change in the fair value of equity securities, net realized investment gains and losses, other income, other expenses and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.
For the three and nine months ended September 30, 2021 and 2020, net income reconciles to underwriting income as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Net income	$36,625	$14,890	$104,339	$50,238
Income tax expense	9,054	1,231	24,387	7,355
Income before income taxes	45,679	16,121	128,726	57,593
Other expenses (5)	388	1,022	1,234	1,022
Net investment income	(8,095)	(7,008)	(22,466)	(19,613)
Change in the fair value of equity securities	1,012	(6,031)	(13,644)	(3,709)
Net realized investment gains	(895)	(647)	(2,397)	(1,676)
Other income	(35)	(571)	(58)	(594)
Underwriting income	$38,054	$2,886	$91,395	$33,023
(5)    Other expenses are comprised of interest expense on the Company's Credit Facility and other corporate expenses not allocated to the Company's insurance operations.

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, October 29, 2021, at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (844) 239-5282, conference ID# 3495415 , or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on December 30, 2021.

Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "believes," "seeks," "outlook," "future," "will," "would," "should," "could," "may," "can have," "prospects" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	(in thousands, except per share data)
Gross written premiums	$197,616	$144,777	$560,553	$402,904
Ceded written premiums	(26,939)	(22,529)	(77,825)	(54,996)
Net written premiums	170,677	122,248	482,728	347,908
Change in unearned premiums	(13,806)	(14,004)	(65,116)	(52,946)
Net earned premiums	156,871	108,244	417,612	294,962

Net investment income	8,095	7,008	22,466	19,613
Change in the fair value of equity securities	(1,012)	6,031	13,644	3,709
Net realized investment gains	895	647	2,397	1,676
Other income	35	571	58	594
Total revenues	164,884	122,501	456,177	320,554

Expenses
Losses and loss adjustment expenses	87,352	82,431	236,727	194,468
Underwriting, acquisition and insurance expenses	31,465	22,927	89,490	67,471
Other expenses	388	1,022	1,234	1,022
Total expenses	119,205	106,380	327,451	262,961
Income before income taxes	45,679	16,121	128,726	57,593
Total income tax expense	9,054	1,231	24,387	7,355
Net income	36,625	14,890	104,339	50,238

Other comprehensive income
Change in net unrealized gains on available-for-sale investments, net of taxes	(6,072)	6,554	(16,111)	24,339
Total comprehensive income	$30,553	$21,444	$88,228	$74,577

Earnings per share:
Basic	$1.61	$0.66	$4.60	$2.26
Diluted	$1.59	$0.65	$4.53	$2.21

Weighted-average shares outstanding:
Basic	22,714	22,398	22,681	22,220
Diluted	23,064	22,928	23,057	22,775

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	September 30, 2021	December 31, 2020
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$1,342,873	$1,081,800
Equity securities at fair value	151,792	129,662
Total investments	1,494,665	1,211,462

Cash and cash equivalents	90,012	77,093
Investment income due and accrued	7,276	6,637
Premiums receivable, net	63,709	48,641
Reinsurance recoverables	112,026	93,215
Ceded unearned premiums	32,783	24,265
Deferred policy acquisition costs, net of ceding commissions	40,273	31,912
Intangible assets	3,538	3,538
Deferred income tax asset, net	392	—
Other assets	54,221	50,133
Total assets	$1,898,895	$1,546,896

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$814,856	$636,013
Unearned premiums	334,620	260,986
Payable to reinsurers	15,097	12,672
Accounts payable and accrued expenses	16,725	13,651
Credit facility	42,664	42,570
Deferred income tax liability, net	—	4,648
Other liabilities	15,768	118
Total liabilities	1,239,730	970,658

Stockholders' equity	659,165	576,238
Total liabilities and stockholders' equity	$1,898,895	$1,546,896